ADVISORY AND SERVICING AGREEMENT

     This Advisory and Servicing Agreement (this "Agreement") is entered into as of July14, 1999, by and between Richard Hung, having his principal place of business at 3009 Rose Lane Phoenix, AZ 85016 (the "Company") and J. Thomas Howard, LTD, a Missouri LLC, having its principal place of business at 301 West Armour Blvd. Suite 1000, Kansas City, MO 64111 ("JTHL")

                              W I T N E S S E T H:

     A. The Company intends to have JTHL establish a publicly held corporation (eQuorumNet, of the state of Nevada) to be traded on the OTC Bulletin Board, more specifically described on Exhibit A attached hereto and incorporated herein by this reference (the "Public Company"), which Public Company will be in the business of network marketing and e-commerce.

     B. JTHL, through its management and staff, is experienced in the areas starting up publicly held companies to be traded on the OTC Bulletin Board, and possesses adequate personnel and contacts to advise and perform certain other services for the Company with regard to the organization of the Public Company.

     C. The Company desires to avail itself of the experience, advice and assistance of JTHL and to have JTHL undertake the duties and responsibilities hereinafter set forth.

     D. JTHL is willing to render such services for the compensation and in accordance with the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   ENGAGEMENT:  Company  hereby  engages  JTHL and JTHL hereby  agrees to
     --   ----------
          render advisory and other services for the Company, to the best of its ability, including, without limitation, the following:

          (a) assisting and advising the Company with regard to the corporate structure of the Public Company, including, without limitation, providing Articles of Incorporation, Bylaws, organizational corporate minutes; necessary business licenses; obtaining transfer agent, printing and distribution of stock certificates (the "Corporate Services")

          (b) assisting in obtaining appropriate audited financial statements and tax returns (the "Financial Services"); and

          (c)  assisting the Company in preparing an Offering  Memorandum  under
               Section 504 of the Securities Exchange Act, together with all ancillary documentation, including, without limitation, Form D; Form 10; 15c2-11 filing; SB-2 Stock Registration; obtaining a trading symbol and CUSIP number for the Public Company, preparation of necessary offering circulars; preparation of necessary Blue Sky ("Securities Services").
          Notwithstanding the foregoing, JTHL will not be required by the Company to take any action or perform any services for which it must be registered with or licensed by the Securities Exchange Commission, any State Bar association or any state's securities commission.

     2.   TERM:  JTHL agrees to have completed,  or caused to be completed,  all
     --   ----
          necessary activities in order that the Public Company will begin trading on the OTC Bulletin Board within One Eighty Hundred (180) days of the date of this contract. In the event that the Public Company does not begin trading on the OTC Bulletin Board on or before that date, JTHL will reimburse the Company for all amounts previously paid by the Company to JTHL; provided, however, the Company will remain responsible for the payment of all Third Party Professionals and Expenses (as those terms are defined herein); and provided further that the Company has timely provided JTHL with all necessary information to perform the services required hereunder.

     3.   THIRD PARTY  PROFESSIONALS:  The parties hereto  acknowledge and agree
     --   --------------------------
          that in order to provide the Corporate Services, the Financial Services and the Securities Services, it will be necessary for JTHL to engage third party professionals, including, without limitation, attorneys, corporation services and accountants ("Third Party Professionals"). JTHL shall be responsible for the payment of all Third Party Professionals and Expenses.

     4.   COMPENSATION:  As compensation for all services rendered by JTHL under
     --   -------------
          this Agreement, Company shall pay JTHL a total of Eighty Thousand Dollars ($80,000) in the following sums, in immediately available funds by bank wire transfer or cashier check:
          (a)  Twenty Thousand Dollars ($20,000) upon signing of this agreement:
               (PAID) and
          (b) Ten Thousand Dollars ($10,000) within Ten (10) days of the date of this agreement: (PAID) and
          (c) Five Thousand Dollars ($5,000) upon completion of 504 Reg. D Offering Memorandum: and
          (d)  Ten  Thousand  Dollars   ($10,000)  upon  submittal  of  Form  10
               Registration and SB-2 stock Registration materials to legal counsel for review and filing of the Form 10 Registration with SEC and the filing of SB-2 Stock Registration with the SEC: and
          (e) Ten Thousand Dollars ($10,000) upon completion and filing of the 15c2-11 with the NASD and:
          (f) Twenty Five Thousand Dollars ($25,000) upon notice from NASD of effective trading date that the stock will be publicly traded on the OTC Bulletin Board.

     5.   EXPENSES:  Except as otherwise  expressly indicated herein, JTHL shall
     --   --------
          be reimbursed by the Company for all reasonable out-of-pocket expenses incurred by JTHL in obtaining services or products from any third party during the performance of its services hereunder ("Expenses"). The company's obligation to reimburse JTHL pursuant to this subparagraph shall be subject to the presentation to Company by JTHL of an itemized account of such expenditures, together with supporting vouchers, in accordance with Company's policies as in effect from time to time.

     6.   DEFAULT: In the event that the Company shall default in the payment of
     -    --------
          any of the payments outlined in Paragraph 4 above, JTHL, may, but shall not be obligated to, terminate this Agreement and retain all amounts paid to JTHL prior to said date of termination. In addition, the Company shall assign to JTHL, or its nominees, all of the Company's right, title and interest in the Public Company as of the date of termination.

     7.   INDEPENDENT CONTRACTOR:  It is expressly agreed that JTHL is acting as
     --   ----------------------
          an independent contractor in performing its services hereunder. Company shall not pay any contributions to Social Security, unemployment insurance, federal or state withholding taxes, nor provide any other contributions or benefits, which might be expected in an employer-employee relationship.

     8.   ASSIGNMENT:  This  Agreement is a personal one,  being entered into in
     --   ----------
          reliance  upon  and  in   consideration  of  the  singular  skill  and
          qualifications of JTHL. JTHL shall therefore not voluntarily or by operation of law assign or otherwise transfer the obligations incurred on its part pursuant to the terms of this Agreement without the prior written consent of Company. Any attempted assignment or transfer by JTHL of its obligation without such consent shall be wholly void.

     9.   MODIFICATION  OF  AGREEMENT:  This  Agreement  may be  modified by the
     --   ---------------------------
          parties hereto only by a written supplemental agreement executed by both parties.

     10.  NOTICE:  Any notice  required or permitted to be given hereunder shall
     ---  ------
          be sufficient if in writing, and if sent by registered or certified mail, postage prepaid, addressed as follows:

If  to  Company:
                    Richard  Hung
                    3009  Rose  Lane
                    Phoenix,  AZ  85016

If  to  JTHL:       J.  Thomas  Howard,  LTD
                    3014West  Armour  Blvd.  Suite  1000
                    Kansas  City,  MO  64111

With a copy to:     McDowell,  Rice,  Smith  &  Gaar
                    605  West  47th  Street,  Suite  350
                    Kansas  City,  Missouri  64112
                    Attention:  R.  Pete  Smith

Or to such other address as the parties hereto may specify, in writing, from time to time.

     11.  WAIVER OF  BREACH:  This  waiver by either  party of any breach of any
     ---  -----------------
          provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     12.  ARBITRATION: Any and all disputes and controversies arising out of, or
     ---  -----------
          in any manner relating to permanent performance of this Agreement which cannot be settled by an agreement between the parties hereto, shall be submitted to and settled by arbitration in the state of Oklahoma in accordance with the rules of the American Arbitration Association, and judgement upon any arbitration award may be entered in any court having jurisdiction.

     13.  TITLES:  The  titles of the  Sections  herein are for  convenience  of
     ---  ------
          reference only and are not to be considered in construing this Agreement.


     14.  GOVERNING  LAW: This  Agreement has been executed and delivered in the
     ---  --------------
          State of Missouri and its interpretation, validity and performance shall be construed and enforced in accordance with the laws of such State.

     15.  SEVERABILITY: If any provision of this Agreement or the application of
     ---  ------------
          any provision to any person or circumstances is held invalid or unenforceable, the remainder hereof and the application of the remainder hereof to other persons or circumstances shall remain valid and enforceable.

     16.  INDEMNIFICATION: The parties hereto hereby remise, release and forever
     ---  ---------------
          discharge the other and their respective officers, directors, agents, servants, employees, attorneys, subsidiaries, affiliates, successors, assigns and any firm, organization, corporation, partnership, entity or person liable by, through, under or on behalf of them, from any and all liability, actions, contracts, indebtedness, obligations, claims, causes of action, suits, damages, demands, costs and expenses whatsoever, of every kind and nature, known or unknown, disclosed or undisclosed, whether or not known or contemplated, whether in law or in equity, arising out of any act, omission or transaction that has happened, occurred or arisen prior to and including the date of this Agreement. Further, the parties hereto hereby agree to indemnify and hold harmless the other and their respective agents, employees, directors and officers from and against any and all liability, loss, cost, damage, claim, counterclaims, actions and causes of action and all costs and expenses related thereto (including but not limited to attorneys' fees and court costs) that the other and/or its agents, employees, directors and officers have now incurred or may hereafter suffer or incur arising out of or in any way related to the execution of this Agreement and the performance by it of its functions under this Agreement.

     17.  BINDING  AGREEMENT:  This  Agreement  shall be binding  upon and shall
     ---  ------------------
          inure  to  the  benefit  of  the  respective  legal   representatives,
          successors and assigns of the parties hereto.

     18.  ENTIRE AGREEMENT:  This Agreement  contains the entire contract of the
     ---  ----------------
          parties with respect to the subject matter hereof and supersedes all agreements and understandings between the parties concerning the subject matter hereof.

     19.  TRANSMISSION:  The  transmission  of  this  Agreement  by  fax,  wire,
     ---  ------------
          telexes, or mail shall be deemed a legal and binding transmission.

The parties hereto have executed this Agreement as of the date first above written.

                      Richard  Hung


                                 By: /S/  Richard  Hung
                                 ----------------------
                                          Richard  Hung

                                 J. Thomas  Howard,  LTD.

                                 By: /S/  James T. Howard
                                 ------------------------
                                          James T. Howard

                                    EXHIBIT A

eQuorumNet,  of  Nevada  (Public  Corporation)  will  be  structured as follows:

     50,000,000  shares  authorized
      8,500,000  shares  issued  and  outstanding

Breakdown  as  follows:

     *7,330,000  shares  to  Richard  Hung
         80,000  shares  to  be  divided  amongst  30-100  shareholders
         90,000 shares to JTHL or its assignees; 24 month non-dilutable .0075% position to be maintained


If any additional shares are to be issued for any reason whatsoever during the first 24 months beginning upon the date of this Service Agreement, JTHL will be issued additional shares to constitute a .0075% ownership of the Company.

SERVICES  RENDERED:

     A.     Nevada  corporation,  with  presence  of  business  in  Nevada
     B.     Nevada  and  city  of  Reno  business  licenses
     C.     Good  standing  certificate  from  the  state  of  Nevada
     D.     Articles  of  Incorporation,  by-laws  and  minutes
     E.     Audited  shareholder  list
     F.     98%  controlling  block  of  stock
     G.     Federal  and  state  tax  returns,  if  required
     H.     Form  10  registration  prepared  and  filed  with  the  SEC
     I.     SB-2  stock  registration
     J.     Form  D  filed  with  the  SEC
     K.     15c  2-1  filed  by  corporate  Broker/Dealer  with  the  NASD
     L. 504 Reg. D Offering Memorandum, with legal opinion from legal counsel attesting to the condition and validity of the company and offering
     M.     Offering  circular
     N.     Transfer  Agent  selected,  and  shares  printed
     O. Legal counsel opinion letter to Transfer Agent covering states that the company can issue stock in
     P.     CUSIP  #
     Q.     Trading  symbol
     R.     Audited  financial  statements
     S. Financial statements filed with Moody's or Standard & Poor (secondary market blue sky in over 35 states)
     T.     Primary  market  Blue  Sky  filing  in  7  states
     U.     All  legal  work  to  accomplish  this  goal
     V. Consulting services provided for 60 days at no additional charge to assist in the understanding of the public arena

*The 98% controlling (7,330.000 Shares) block of stock issued to Richard Hung will be legended and held in trust until J Thomas Howard LTD is paid in full the amount of this agreement.

J.  Thomas  Howard  LTD
/S/  James  T.  Howard

Richard  Hung
/S/  Richard  Hung

                               OPERATING AGREEMENT
                                       OF
                                EQUORUMNET, L.C.
                      A MISSOURI LIMITED LIABILITY COMPANY

                                TABLE OF CONTENTS

ARTICLE  1  -  FORMATION  AND  CONTINUANCE                                    1
                Section  1.1   Intent                                         1
                Section  1.2   Articles  of  Organization                     1
                Section  1.3   Name  and  Principal  Office                   1
                Section  1.4   Term                                           1
                Section  1.5   Purpose  of  LLC                               1
                Section  1.6   Registered  Office  and  Agent                 1
                Section  1.7   Defined  Terms                                 1

ARTICLE  2-  CAPITAL                                                          4
                Section  2.1  Capital Contributions/Admission of Members      4
                Section  2.2  Use  of  Capital                                4
                Section  2.3  Return  of  Capital                             4
                Section  2.4  Capital  Accounts                               4
                Section  2.5  Additional  Capital                             4
                         2.5.1  Deferred  Capital  Contributions              4
                         2.5.2  New  Capital                                  4
                Section  2.6  Failure  to  Contribute                         4
                         2.6.1  Material  Breach                              4
                         2.6.2  Interest  on  Defaulted  Amounts              5
                         2.6.3  Purchase  and  Sale  of  Interest             5
                         2.6.4  Foreclosure  of  Security  Interest           5
                         2.6.5  Suspension of Defaulting Members' Rights      6
                         2.6.6  Redemption  Rights of Defaulting Members      6
                Section  2.7  Limited  Liability  of  Members                 6
                Section  2.8  Loans                                           6
                         2.8.1  Member's  Loans                               6

ARTICLE  3-  MANAGEMENT  OF  LLC  &  AGREEMENTS  AMONG  MEMBERS               7
                Section  3.1  Authority  of  the  Managing  Member            7
                Section  3.2  Liability  of  Members;  Indemnification        8
                Section  3.3  Compensation of Managing Member, Members
                              or Affiliates                                   8
                         3.3.1  Compensation/Reimbursement of Expenses        8
                Section  3.4  Title  to  Property                             9
                Section  3.5  Special  Power  of  Attorney                    9

ARTICLE  4-  DISTRIBUTIONS  AND  ALLOCATIONS                                 10
               Section  4.1  Distributions  and  Allocations  Generally      10
               Section  4.2  Distributable  Net  Proceeds                    10
               Section  4.3  Net  Losses,  Income  and  Gain                 10
               Section  4.4  LLC  Reserves                                   10

ARTICLE  5-  BOOKS  AND  RECORDS;  ACCOUNTING;  TAX  ELECTIONS               10
               Section  5.1  Books  and  Records                             10
               Section  5.2  Annual  Reports                                 11
               Section  5.3  Tax  Information                                11
               Section  5.4  Bank  Accounts                                  11
               Section  5.5  LLC  Elections                                  11
               Section  5.6  Fiscal  Year                                    11

ARTICLE  6-  MEMBERS'  RELATIONSHIPS                                         11
              Section  6.1  Transfer of a Member's Interest--Approval        11
              Section  6.2  Assignment of Member's Interest as Security for
                            Loan                                             11
              Section  6.3  Right  of  First  Refusal                        12
              Section  6.4  Additional  Restrictions                         12
              Section  6.5  Legend  Conditions                               12
              Section  6.6  Substituted  Members                             12
              Section  6.7  Withdrawal  of  a  Member                        13
              Section  6.8  Terminating  Events                              13
              Section  6.9  Repurchase  of  Ownership  Interests             13
              Section  6.10 Rights of Members to Receive Property Other
                            Than Cash                                        13
              Section  6.11  Encumbrance  of  a  Member's  Interest          13
              Section  6.12  Dissolution  or  Partition                      13
              Section  6.13  Right  to  Purchase  Other  Property            13
              Section  6.14  Meetings  of, or Actions by,  the Members       14
              Section  6.15  Election  and Removal  of Managing Member       14
                       6.15.1  Election  of  Managing  Member                14
                       6.15.2  Removal  of  Managing  Member                 14
                       6.15.3  Status  of  Managing  Member                  14
                       6.15.4  Resignation  of  Managing  Member             14

ARTICLE  7-  DISSOLUTION  AND  WINDING  UP                                   15
              Section  7.1  Dissolving  Events                               15
              Section  7.2  Liquidation and Final Distribution of  Proceeds  15
              Section  7.3  Time  of  Liquidation                            15
              Section  7.4  Liquidation  Statement                           16

ARTICLE  8-  MISCELLANEOUS                                                   16
              Section  8.1  Voting  and  Approval                            16
              Section  8.2  Amendment  of  the  Agreement                    16
              Section  8.3  Notices                                          16
              Section  8.4  Binding  Arbitration                             16
              Section  8.5  Tax  Controversies                               16

Section  8.6  Captions  and  Pronouns                                        17
              Section  8.7  Binding  Effect                                  17
              Section  8.8  Entire  Agreement                                17
              Section  8.9  Choice  of  Law                                  17
              Section  8.10  Severability                                    17
              Section  8.11  Rebates, Kickbacks and Reciprocal Arrangements  17
              Section  8.12  Counterparts  and  Execution                    17

                               OPERATING AGREEMENT

                                       OF

                                EQUORUMNET, L.C.
                      A MISSOURI LIMITED LIABILITY COMPANY


     This OPERATING AGREEMENT (the "Agreement") is made and entered into as of the 3rd day of August, 1999, by and among the members (the "Members") of eQuorumNet, L.C., a Missouri limited liability company.

                      ARTICLE 1- FORMATION AND CONTINUANCE

     Section  1 1  Intent. The Members hereto desire to form a limited liability
                   ------
company (the "LLC") pursuant to the terms and conditions set forth herein and in the Missouri Limited Liability Company Act, R.S. Mo. 347 010 et seq., as
                                                                     -- ----
amended (the "Actt"). In the event of a conflict between the Act and this Agreement, this Agreement shall control.

     Section  1.2  Articles  of Organization. The Members shall file an original
                   -------------------------
and one copy of the Articles of Organization (sometimes referred to herein as the "Articles") in the office of the Secretary of State of the State of Missouri. There shall promptly be filed an amendment to the Articles eliminating any inconsistency between the Articles and Section 1.5 hereof or any other provision hereof.

     Section  1.3  Name and Principal Office. The name of the LLC is eQuorumNet,
                   -------------------------
L.C. The LLC's principal office is 301 W. Armour, Suite 1000, Kansas City, Missouri 64111, and thereafter at such other place or places as the Members may from time to time designate. Such name shall be used at all times in connection with the business and affairs of the LLC. The LLC and its trade name shall be registered with the appropriate authorities in any jurisdiction in which the LLC conducts its business.

     Section  1.4  Term.  The LLC shall commence as of the date of filing of the
                   ----
original Articles and shall continue until perpetually, unless sooner wound up, dissolved and terminated under the terms, conditions and agreements set forth herein.

     Section  1.5  Purpose  of  LLC.  The  LLC  is  formed  for  the  purpose of
                   ----------------
acquiring, owning and administering the LLC Property and operating the Business of the LLC as described below. In addition, the LLC may engage in all other general business activities related to or incidental to the above-stated purposes.

     Section 1.6  Registered Office and Agent. The LLC's registered office shall
                  ---------------------------
be 301 W. Armour Blvd., Suite 1000, Kansas City, Missouri 64111, and the LLC's registered agent at this address shall be Verna Howard.

     Section  1.7  Defined  Terms.  The  following  terms used in this Agreement
                   --------------
shall  have  the  following  meanings  (unless  otherwise  provided  herein):

     "Agreement" shall mean this Operating Agreement of eQuorumNet, L.C., as amended from time to time.

     "Affiliate" shall mean any person or entity which: (i) directly or indirectly controls, is controlled by, or is under common control with a Member; or (ii) owns or controls 10% or more of the outstanding voting securities of a Member; or (iii) is an officer, director, employee, partner or trustee of any entity described above; or (iv) is an entity for which a Member is an officer, director, partner or trustee.

     "Appraised Value" shall mean a M.A.J. appraisal of the LLC Property which is approved by a majority of the Ownership Interests exclusive of those Ownership Interests being sold, redeemed or otherwise transferred.

     "Articles" shall mean the Articles of Organization of the LLC, as amended from time to time.

     "Bank" shall mean the bank designated by the Members as the LLC's primary bank.

     "Bankruptcy" shall mean the initiation of proceedings under Title XI of the United States Code for any Member, whether voluntarily or involuntarily; or, the appointment of a trustee, administrator, receiver or other entity for the purpose of administrating assets of any Member for the benefit of creditors; or, any other transfer of assets by a Member, whether voluntarily or involuntarily, for the benefit of creditors.

     "Bankruptcy Code" shall mean Title XI of the United States Code as now or hereafter amended.

     "Business" shall mean the business of the LLC which shall include all lawful acts in the State of Missouri.

     "Capital Accounts" shall mean the accounts maintained with respect to Members as described in Section 2.4.

     "Capital Contributions" shall mean the contributions in cash and property of the Members to the capital of the LLC as described on Exhibit "B".

     "Code" shall mean the Internal Revenue Code of 1986, as now or hereafter amended.

     "Deferred Capital Contribution" shall mean the future Capital Contribution obligation, if any, of each Member which may be called by the Members as provided in Section 2.5.

     "Distributable Net Proceeds" shall mean, as of any date, all cash funds of the LLC from whatever source derived on hand at such date, after:

     (a)  payment  of  all  operating  expenses of the LLC payable at such time;

     (b) payment of all costs of purchase, sale, refinance, condemnation or other disposition, including any fees paid to a Member or an Affiliate of a Member;

     (c)  payment  of  all  then-due  unsecured  indebtedness  of  the  LLC; and

     (d)  provision  for  LLC  Reserves.

     "LLC"  shall  mean  eQuorumNet, L.C., a Missouri limited liability company.

     "LLC Property" shall mean all real and personal property owned by the LLC, including the Property.

     "LLC Reserves" shall mean the cash reserves established by the Members for any expenses related to the LLC Property, and for the payment of any future contingencies and anticipated obligations considering, among other things, projected cash requirements for the LLC, the amount and source of cash on hand, and the projected receipt of cash by the LLC from operations.

     "Managing Member" shall initially mean James Howard and any successors, replacements or other parties elected or appointed as provided herein who must be a member of the LLC. The Managing Member's authority shall be limited to routine day-to-day business as described in Section 3. There shall be no requirement that the LLC have a Managing Member.

     "Members" shall mean those parties who have been admitted as members in the LLC.

     "Members' Loan" shall mean any loan the Members make to the LLC at any time during the LLC's existence as provided in Section 2.8.1.

     "Ownership Interest" shall mean the capital and profits ownership of a Member in the LLC, as generally described in Section 4.2, and shall include all rights to participate in the management of the LLC granted to Members. For purposes of voting, the Distributable Net Proceeds allocation percentages set forth in Section 4.2 shall be deemed to be the "Ownership Interest Percentages".

     "Ownership Interest Value" shall mean the value of an Ownership Interest equal to the product of the Ownership Interest and the Appraised Value of the LLC Property, reduced by all Property debt and all obligations of the LLC.

     "Prime Rate" shall mean the prime rate of interest announced or published from time to time by the Bank.

     "Pro Rata" shall mean the ratio that each Member's Ownership Interest bears to the Ownership Interests of all the Members.

     "Property" shall mean the real and personal property described on Exhibit "A" attached hereto and made a part hereof.

     "Regulations" shall mean the Treasury Department Regulations issued pursuant to the Code.

     "Sale Notice" shall mean a written notice delivered in connection with a sale of a Member's Ownership Interest setting forth (a) the name(s) of the person(s) to whom a sale is proposed to be made, ~) the purchase price to be paid for the Ownership Interest, including a complete description of any and all non- cash consideration to be derived, (c) the terms and conditions of the sale,
(d) the date of the closing of the sale and (e) all other pertinent details of the transaction.

     "Service"  shall  mean  the  Internal  Revenue  Service.

                               ARTICLE 2- CAPITAL

     Section  2.1  Capital  Contributions/Admission  of Members. The Members who
                   --------------------------------------------
have made the required Capital Contribution set forth on Exhibit "B" shall be admitted. Members shall also agree to contribute the Deferred Capital Contributions, if any, specified in the Agreement when called by the Members. Each Member shall be severally liable for his own Capital Contribution and Deferred Capital Contribution and not jointly and severally liable for the Capital Contribution and Deferred Capital Contribution of any other Member.

     Section  2.2  Use of Capital. All capital contributed to the LLC shall only
                   --------------
be  employed  in  the  business  and  for  the benefit and advantage of the LLC.

     Section  2.3  Return  of  Capital.  Except as expressly provided herein, no
                   -------------------
Member shall be entitled to the return of his Capital Contributions. No Capital Account of any Member shall earn interest.

     Section 2.4  Capital Accounts. The LLC shall maintain a Capital Account for
                  ----------------
each Member. The Capital Account shall be increased by Capital Contributions and income and shall be decreased by distributions and losses. The Capital Account shall be generally maintained in conformity with Code 704 and Regulations 1.704-1 (b)(2)(iv). All decisions regarding the Capital Accounts shall be made by Members holding a majority of the Ownership Interests.

     Section  2.5  Additional  Capital.
                   -------------------

              2.5.1  Deferred  Capital  Contributions.  Additional  Capital
                     --------------------------------
Contributions as set forth on Exhibit "B" may be required from the Members from time to time as requested by Members holding a majority of the Ownership Interests thirty (30) days after written notice.

              2.5.2  New Capital. If at any time during the LLC's term there are
                     -----------
insufficient LLC Reserves (after consideration of Deferred Capital Contributions) to pay the debt service, operating expenses, or other expenses or costs necessary to operate the Property, the Members shall have the authority to raise additional capital by selling additional Ownership Interests, first to Members and, if necessary, to non-Members. The Members must first offer any new Ownership Interests pro rata to the existing Members, excluding any Members in default under Section 2.6, upon such terms and conditions, and for such prices, as are proposed for sale to third parties. If the Members do not purchase all the new Ownership Interests within twenty (20) days of notice, then the remaining new Ownership Interests may be offered to non- Members on the same terms and conditions. Such new Members shall be admitted to the LLC upon purchase of the new interests and completion of all required documentation.

     Section  2.6  Failure  to  Contribute.
                   -----------------------

              2.6.1  Material Breach. The Members agree that any failure to make
                     ---------------
a required Deferred Capital Contribution is critical to the success of the LLC and will jeopardize the investment of all Members. The failure of any Member to make any Deferred Capital Contribution when due (a "Payment Default") shall constitute a material breach of this Agreement and shall forthwith, upon such Payment Default, give rise to the remedies set forth in this Section (any one or more of which may be pursued by the Members by vote of a majority of the remaining Ownership Interests) in addition to all other remedies which the LLC and all non-defaulting Members may otherwise have under Missouri law excluding consequential damages and damages for lost profits.

             2.6.2  Interest  on  Defaulted Amounts. If any Member is in Payment
                    -------------------------------
Default and does not cure such default within fifteen (15) days after notice of such default, he shall pay an interest charge at an annual rate equal to two percent (2.00%) over the Prime Rate, at the time such default occurs, or the then legal maximum, whichever is lower. Such interest rate shall be adjusted every six months during the period of default.

              2.6.3  Purchase  and Sale of Interest. If any Member is in Payment
                     ------------------------------
Default, and the Member does not cure the default within fifteen (15) days by payment of the full amount of the Deferred Capital Contribution which is due, plus accrued interest on the defaulted amount, the Managing Member may send a notice to all non-defaulting Members stating that those non-defaulting Members wishing to purchase said interest shall have the pro rata right to do so by giving notice of such intent to the Managing Member within fifteen (15) days of their receipt of the notice. Any Member failing to give such notice of intent within such fifteen (15) day period shall be deemed to have waived such right and any portion of the defaulting Member's interest not so acquired by non-defaulting Members shall be offered to the remaining non-defaulting Members by notice from the Managing Member and any such non-defaulting Member shall have a pro rata right to acquire the interest offered by giving the Managing Member notice within fifteen (15) days of their receipt of the notice. This procedure will be followed until all of the defaulting Member's interest has been acquired by the non-defaulting Members if they so elect. (Any Member acquiring such interest is sometimes hereinafter referred to as a "Replacement Member".)

          The total purchase price for any purchase under this Section shall be eighty percent (80%) of the defaulting Member's Ownership Interest Value, less all interest accrued on the defaulted amount to the date of such purchase, such twenty percent (20%) discount representing the risk, hardship and administrative costs of the default to the LLC. The purchase price shall be payable in cash. Notwithstanding the foregoing, if Replacement Member or Members purchase(s) the defaulting Member's interest, the Replacement Member(s) shall have all rights associated with the entire interest. Any purchaser acquiring a defaulting Member's interest pursuant to this Section shall be obligated to contribute any remaining additional contributions required of such Member under this Agreement.

              2.6.4  Foreclosure of Security Interest. To secure the obligations
                     --------------------------------
of the Members to make Deferred Capital Contributions, each Member expressly grants the LLC a personal property security lien upon the interest of each Member. If a Member is in Payment Default for fifteen (15) days and does not cure such Payment Default by payment of the full amount of the Capital Contribution which is due plus accrued interest before the end of the fifteen
(15) day period, the LLC shall have the right on ten (10) days written notice to foreclose the lien and have the interest of the defaulting Member sold at a public or private sale, at the election of the LLC, the foreclosure and sale to be conducted in accordance with the applicable provisions of the Uniform Commercial Code of the State of Missouri pertaining to the foreclosure of a personal property security lien; provided, however, that the remedy provided by this Section 2.6.4 shall be pursued only after the remedy provided by Section
2.6.3 has been exhausted without Replacement Members purchasing one-hundred percent (100%) of the defaulting Member's interest.

              Each Member acknowledges that it will not be feasible to have a public sale for various reasons, including required compliance with provisions concerning registration, qualification or compliance with, the Securities Act of 1933, any successor statute thereto, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or in any other applicable securities law or any rule or regulation promulgated thereunder. The Members, therefore, consent and agree that the Ownership Interest(s) may be sold in one or more private sales to a restricted group of purchasers who may be obliged to agree, among other things, to acquire such Ownership Interest(s) for their own account for investment and not with the view to the distribution or resale thereof, and each Member acknowledges that any such private sale may be at prices and on other terms less favorable to the defaulting Member than if such Ownership Interest were sold at a public sale. Each Member agrees that any private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner under the Uniform Commercial Code as enforced in the State of Missouri or any other jurisdiction.

              2.6.5  Suspension  of  Defaulting  Members' Rights. All rights and
                     -------------------------------------------
benefits of a defaulting Member attributable to the defaulting Member's Ownership Interest, including the right to receive distributions of LLC Reserves and Distributable Net Proceeds, shall be suspended during the period of default and the Managing Member shall have the right to exercise all voting rights attributable to the defaulting Member during the period of default; provided, however, that if any distribution of funds is made during the period of default, then the defaulted amounts plus accrued interest will be deducted from any distribution otherwise payable to such defaulting Member; provided, further, that if the amount of the defaulting Member's allocable share of such distribution does not exceed such Member's defaulted amount plus accrued interest, then the default shall not be cured, the Member shall continue to be in default to the extent that his defaulted amount plus accrued interest exceeds his allocable share of the distributions to the Members. If the defaulting Member is also a Managing Member, then such Member shall be deemed to have resigned as of the date any applicable cure period lapses and shall be replaced as provided in Section 3.2.

               2.6.6  Redemption  Rights  of  Defaulting Members. A Member whose
                      ------------------------------------------
Ownership Interest(s) will be sold at foreclosure sale under this Section 2.6 shall have the right only until the transfer of such Ownership Interest(s) to redeem the Ownership Interest(s) by payment, in cash, to the LLC of (a) all costs and expenses, including legal fees associated with any enforcement actions; ~) payment of all Deferred Capital Contributions associated with the Ownership Interest(s) (whether called or not); (c) interest on all amounts owed under (a) and (b) at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law from the date such costs and expenses were incurred in the case of (a) and from the date of delinquency in the case of (b).

     Section 2.7 Limited Liability of Members.  Notwithstanding  anything to the
                 ----------------------------
contrary herein contained, however, the liability of a Member for the operating or other losses of the LLC shall in no event exceed, in the aggregate, the amount of his Capital Contributions and obligations to make Deferred Capital Contributions under Sections 2.1 and 2.5. Members shall not be obligated to restore any negative Capital Account balances. No creditor or any party other than the other Members shall have the right to enforce any obligation to make Deferred Capital Contributions pursuant to Section 2.5 against the Members.

     Section  2.8  Loans.
                   -----

              2.8.1  Member's  Loans.
                     ---------------

               (a)  Member's  Loans.  Members may make a "Member's  Loan" to the
                    ---------------
                    LLC for any purpose determined to be necessary or desirable by the holders of a majority of the

                    Ownership  Interests.  The Members  shall give ten (10) days
                    written  notice  of  such  recommendation   which  shall  be
                    approved or rejected as provided in Section 6.14.

               (b)  Repayment of Member's Loans.  Member's Loans shall be repaid
                    ---------------------------
                    as funds are available out of: (i) subsequent Capital Contributions; (ii) cash proceeds generated from the ownership and operation of the LLC's business; and/or (iii) cash proceeds generated from the LLC Property. Member's Loans shall be repaid prior to any distribution to Members under Article 4.

               (c)  Interest Rate. Member's Loans to the LLC shall bear interest
                    -------------
                    at an annual rate of two percent (2.00%) over the Prime Rate at the time such loan is made, or the then legal maximum rate, whichever is lower, unless otherwise approved by Members holding a majority of the Ownership Interests. The Prime Rate shall be adjusted (increased or decreased) every six months during the period of the loan.

               (d)  Obligation  to Loan. No Member shall in any way be obligated
                    -------------------
                    or required to make loans to the LLC except as specifically set forth herein. If a Member's Loan is to be made, all Members shall have an opportunity, but not an obligation, to participate in the loan on the basis of their Ownership Interests.

            ARTICLE 3- MANAGEMENT OF LLC AND AGREEMENTS AMONG MEMBERS
                       ----------------------------------------------

     Section 3.1  Authority of the Managing Member. Except as expressly provided
                  --------------------------------
to the contrary in this Agreement, the Managing Member shall have co-existent authority with the Members over the daily routine and ordinary management and control of the LLC business. Except as expressly provided in this Agreement or as expressly directed by a vote of the holders of a majority of the Ownership Interests, the Managing Member shall have no additional authority regarding management of the LLC. All of the authority to manage the LLC and make all decisions and bind and obligate the LLC shall remain with the Members. The Members shall retain all rights to manage the LLC, which shall include, but not be limited to, the following:

          (a) take all action necessary or desirable to acquire the Property and, own, manage and operate the Business of the LLC as set forth herein;

          (b) sell or mortgage or otherwise dispose of or encumber or take any action with regard to the LLC Property;

          (c) acquire such insurance as the Members deem reasonable and advisable;

          (d) pay, collect, compromise, arbitrate or otherwise adjust any and all claims or demands of or against the LLC;

          (e) act for the LLC in all transactions concerning the LLC Business and/or the LLC Property or underlying property, including execution on behalf of the LLC of all documents in connection therewith;

          (f) employ at the LLC's expense such persons, firms, companies, agents, employees, attorneys, accountants, financial advisors, business consultants, and such other professional personnel, including Affiliates of the Members;

          (g) establish bank accounts for the LLC funds, authorize designees to disburse such funds on behalf of the LLC, and for such purpose;

          (h) negotiate with and compensate, as required, any governmental authorities regarding assessments, taxes and related matters;

          (i) invest LLC funds in any form of bank accounts, government obligations, stocks, bonds or any other investment;

          (j) admit Members to the LLC as provided herein;

          (k) distribute to Members their share of Distributable Net Proceeds;

          (1) perform all other acts reasonably necessary in connection with the LLC business.

The execution and delivery of any instrument described above that is signed by any Member shall be sufficient to bind the LLC. Notwithstanding the above, Members holding a majority of the Ownership Interests shall approve any action regarding the Property or the Business of the LLC which falls outside of the routine day-to-day management of the LLC.

     Section  3.2  Liability  of  Members,  Indemnification.  No Member shall be
                   ----------------------------------------
liable under a judgment, decree or order of a court, or in any other manner, for any debt, obligation or liability of the LLC. A Member of the LLC shall not be personally liable to the LLC or its Members for monetary damages for breach of fiduciary duty, except for liability for any acts or omissions which involve intentional misconduct, fraud or knowing violation of law or for a distribution, redemption or purchase of or with respect to a Member's Ownership Interest in the LLC in violation of Missouri law. Any repeal or modification of this Section by the Members of the LLC shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Member of the LLC existing at the time of such repeal or modification or thereafter arising as a result of the acts or omissions prior to the time of such repeal or modification. The LLC shall indemnify, save and hold harmless a Member from any loss, damage, liability or expense incurred or sustained by him by reason of any act performed by him or any omission of his, for or on behalf of the LLC and in furtherance of its interest; provided, however, that such right to indemnification shall not apply to or relieve the Member from liability for gross negligence or willful malfeasance.

     Section  3.3  Compensation  of  Managing  Member,  Members  or
                   ------------------------------------------------
            Affiliates.
            -----------

              3.3.1  Compensation/Reimbursement  of  Expenses.  No  Member,
                     ----------------------------------------
including the Managing Member, shall receive compensation for managing the LLC. The Members will receive reimbursement for all direct out-of-pocket expenses incurred for and on behalf of the LLC when acting within the course and scope of their authority hereunder.

     Section  3.4  Title to Property. Title to the Property and to all other LLC
                   -----------------
assets  shall  be  held  in  the  name  of  the  LLC.

     Section  3.5  Special Power of Attorney. Each Member hereby constitutes and
                   -------------------------
appoints the Managing Member of the LLC, or any of them, and any successor of a Managing Member, and any duly appointed officer or general partner of an entity which is a Managing Member, with full power of substitution, the true and lawful attorney-in-fact of the undersigned, with the power to execute, acknowledge, record, file and/or publish:

          (a) any amendment to the Articles pursuant to the Act or the laws of any state in which such documents are required to be filed to; provided such document is not inconsistent with the terms of this Agreement;

          (b) any instrument, certificate, or document required by any regulatory agency, laws of the United States, any state, or any other jurisdiction in which the LLC is doing or intends to do business or which the Members direct, by majority vote, the Managing Member to file or record; provided that such instrument, certificate or document is not inconsistent with the terms of this Agreement as in effect at that time; and

          (c) any documents which may be required to continue the business of the LLC, to admit additional or substitute Members or to dissolve and terminate the LLC pursuant to the terms of this Agreement.

This  power of attorney is expressly limited to those matters set forth in (a) -
(c) above and no Managing Member shall take any action as attorney-in-fact for the Members beyond the authority expressly set forth in this Agreement or alter the rights of the Members with regard to allocations, distributions or other financial matters, voting, receipt of reports and information, or limitations on actions by a Managing Member under the Agreement, unless the Member has given a power of attorney to a Managing Member expressly for that purpose.

     The  foregoing  grant  of  authority:

          (a) is a special power of attorney coupled with an interest in favor of the Managing Member and as such, shall be irrevocable and shall survive and shall not be affected by the subsequent disability, incapacity, death, incompetency, dissolution, or insanity of all or any of the Members;

          (b) may be exercised for each Member by a signature of any Managing Member or by listing the names of all the Members and executing any instrument with the single signature of the Managing Member acting as attorney-in-fact for all of them; and

          (c) shall survive the assignment by a Member of the whole or any portion of such Member's interest in the LLC, except that where the assignee of the entire interest of a Member has furnished a power of attorney and has been approved by the Members for admission to the LLC as a substitute Member, this power of attorney shall survive the assignment for the sole purpose of enabling the Managing Member to execute, acknowledge, and file any instrument necessary to effect the substitution, and this power shall terminate thereafter.

                    ARTICLE 4- DISTRIBUTIONS AND ALLOCATIONS

     Section  4.1  Distributions and Allocations Generally. All distributions of
                   ---------------------------------------
LLC funds to the Members and allocations of taxable income and loss shall be allocated according to this Article 4 and shall be made in accordance with good and sound business and accounting practices at such times as the Members, by majority vote, may determine in their sole discretion. The LLC shall account for income, losses and distributions as if the LLC were a partnership, and shall file all tax returns and reports on that basis under Subchapter K of the Code.

     Section  4.2  Distributable  Net  Proceeds.  Subject  to  Section  4.1, the
                   ----------------------------
Distributable Net Proceeds shall be allocated and distributed periodically to the Members in the Ownership Interest Percentages set forth on Exhibit "B" as they may change from time to time.

     Section  4.3  Net  Losses. Income and Gain. Except as otherwise provided in
                   -----------
the Special Allocations Provisions, if any, set forth in Exhibit "C", all taxable income, loss or capital gains or losses, or any other item reportable by the LLC for tax purposes shall be allocated in the Ownership Interest Percentages set forth in Section 4.2 and Exhibit "B" as they may change from time to time.

     Section  4.4  LLC  Reserves. The LLC shall at all times maintain sufficient
                   -------------
reserves to pay its debts as they become due in the normal course of business. LLC Reserves that are distributed to the Members shall be allocated and distributed to the Members as provided above for Distributable Net Proceeds.

             ARTICLE 5- BOOKS AND RECORDS; ACCOUNTING; TAX ELECTIONS

     Section  5.1  Books  and  Records. At all times during the LLC's existence,
                   -------------------
the Members shall keep or cause to be kept true and accurate books of account. Such books and records shall be kept in accordance with the method of accounting selected by the Members for federal income tax purposes. Each Member, or his duly appointed representative, shall, at all reasonable times, have access to such books. The Members shall maintain, at the registered office of the LLC, the following:

          (a) a list of all Members' names and addresses together with their Capital Contributions;

          (b) a copy of the Articles, this Agreement and all amendments thereto;

          (c) copies of minutes of all meetings, including written consents obtained from Members in lieu of meetings;

          (d) copies of LLC tax returns and financial statements; and

          (e) any other record required to be maintained by law.

     Section 5.2  Annual Reports. Within seventy-five (75) days after the end of
                  --------------
each fiscal year, the Managing Member shall cause to be delivered to each person who was a Member at any time during the fiscal year, an annual report containing the following:

          (a) unaudited financial statements of the LLC, including without limitation, a balance sheet as of the end of the LLC's fiscal year, and a statement of income and expenses;

          (b) a general description of the activities of the LLC during the period covered by the report; and

          (c) a report of any material transactions between the LLC and any Members, or any of their Affiliates, including fees or compensation paid by the LLC and the services performed by such Members or any such Affiliates, for such fees and compensation.

     Section  5.3  Tax Information. The Managing Member shall deliver to each of
                   ---------------
the Members, within seventy-five (75) days after the expiration of each tax year of the LLC, IRS Form 1065, including a "K-l" Statement and applicable state tax return information. This statement shall show the allocation of profit or loss of the LLC for federal income tax purposes, including all separately stated items, to each Member. The Members shall arrange for the preparation and filing of all necessary information returns of the LLC and shall make all necessary elections, determinations and allocations. The LLC shall bear all costs in connection with the requirements of this Section.

     Section 5.4  Bank Accounts. The Members shall, in the name of the LLC, open
                  -------------
and maintain a bank account or accounts to deposit all LLC funds, and shall use such funds solely for the LLC's business.

     Section 5.5  LLC Elections. The LLC shall be taxed as a partnership for tax
                  -------------
purposes. The Managing Member shall make all elections for the LLC provided for in the Code as directed by the Members, including, but not limited to, the elections provided for in Section 754 of the Code.

     Section 5.6  Fiscal Year. The fiscal year of the LLC (shall be the calendar
                  -----------
year)  shall  end  on  the  31st  day  of  December  in  each  year.

                        ARTICLE 6- MEMBERS' RELATIONSHIPS

     Section  6.1  Transfer of a Member's Interest--Approval. Except as provided
                   -----------------------------------------
in this Article 6, no Member shall sell, transfer, assign, convey, encumber or otherwise dispose of; by operation of law or otherwise, the whole or any part of his interest in the LLC, without the prior express written consent of the managing member. The approved right regarding the transfer of ownership's interests may be unreasonably withheld. Any such unauthorized transfer shall not vest the transferee with any rights as a Member other than the transferor's right to receive distributions.

     Section 6.2  Assignment of Member's Interest as Security for Loan. A Member
                  ----------------------------------------------------
shall not be entitled to assign his Ownership Interest as security for a loan, unless approved under the same criteria as a transfer under Section 6.1.

     Section  6.3  Right  of  First  Refusal.  If  a sale or other transfer of a
                   -------------------------
Member's interest to a third party is otherwise approved, the remaining Members shall have a right of first refusal to match any bona fide offer to purchase a Member's interest in the LLC on the same terms and price as such bona fide offer, to be elected and exercised within thirty (30) days after delivery of a Sale Notice by the selling Member to the remaining Members. The Members shall have the right to purchase not less than all of such Member's interest, to be allocated pro rata based on the purchasing Members' Ownership Interests at such time.

     Section  6.4  Additional  Restrictions.  No  Member shall sell, transfer or
                   ------------------------
dispose of, by operation of law or otherwise, all or any part of his interest in the LLC except by written instrument satisfactory to the Members, accompanied by such assurance of the genuineness and effectiveness of each such signature. No assignment shall be valid or effective unless such assignment is in compliance with the conditions contained in this Article 6. Any unauthorized assignment or transfer shall be void ab initio.
                           --  ------

     Section  6.5  Legend  Conditions.  Any  documents  and records evidencing a
                   ------------------
Member's interest in the LLC, whether issued originally or subsequently, shall bear and be subject to legend conditions as follows:

     "Ownership Interests evidenced by this certificate or otherwise may not be sold, assigned, transferred or otherwise disposed of to any person or entity, unless authorized or approved pursuant to the Articles of Organization and Operating Agreement. Any unauthorized assignment or transfer shall be void ab
                                                                              --
initio.  Assignees  of an Ownership Interest may become substituted Members only
------
as  provided  in  the  Articles  of  Organization  and  Operating  Agreement."

     Section  6.6  Substituted  Members. No assignee of the whole or any portion
                   --------------------
of a Member's Ownership Interest (which shall include any purchaser, transferee, donee, testate or intestate transferee or any other recipient receiving such Ownership Interest for any reason) shall have the right to become a substituted Member in place of his assignor, unless:

          (a) his assignor designates such an intention in the instrument of assignment;

          (b) the Members holding fifty percent (50%) of the remaining Ownership Interests consent (which consent may be unreasonably withheld);

          (c)  the  form  and  substance  of  the   assignment   instrument  are
     satisfactory to the Members;

          (d) the assignor and assignee execute and acknowledge any other instrument or instruments necessary or desirable to effectuate the admission, including, but not limited to, a power of attorney with provisions more fully described in this Agreement;

          (e) the assignee accepts, adopts and approves in writing all of the terms and provisions of this Agreement and any amendments; and

          (f) the assignee pays all reasonable expenses connected with the admission. After all necessary approvals have been obtained, transfers shall be considered effective for LLC administration purposes on the first day after the execution of all necessary documents by the assignor, the assignee and the Managing Member, as appropriate.

     Except for a transferee admitted as a Member pursuant to this Section, any transferee shall hold his Ownership Interest as an assignee and shall at all times be entitled to the proportionate share of such transferee's interest in the profits of the LLC distributed in accordance with the terms and conditions of this Agreement, but such transferee shall not become a Member and shall have no voting rights in any LLC decisions or be entitled to any other rights of a Member unless he becomes a Member.

     Section  6.7  Withdrawal of a Member. Except as provided in this Agreement,
                   ----------------------
no Member shall be entitled to withdraw or retire from the LLC. The amount that such Member is entitled to shall be determined as provided in Section 2.6.3 and shall include any discount in value set forth therein and all other expenses associated with a withdrawal transaction and determination of value. A Member shall be liable to the LLC and other Members for any damages caused by any withdrawal or attempted withdrawal. The LLC shall not be required to make any distributions to such Member until the amount of such damages are finally determined and shall have the right to set off such damages against any distributions.

     Section  6.8  Terminating  Events.  The  death,  insanity,  dissolution,
                   -------------------
termination, retirement, expulsion or Bankruptcy of a Member shall dissolve and terminate the LLC, unless Members owning fifty percent (50%) of the remaining
Ownership Interests elect to continue the LLC. Upon the death, dissolution, termination, incapacity or Bankruptcy of a Member, the personal representative, trustee or successor in interest of the deceased, incapacitated, dissolved or bankrupt Member shall become an assignee of the Ownership Interest of the deceased, incapacitated, dissolved or bankrupt Member; provided, however, that such assignee may become a substituted Member only in compliance with the terms set forth in Section 6.6.

     Section  6.9  Repurchase  of  Ownership  Interests.  The LLC shall have the
                   ------------------------------------
right to purchase any Member's Ownership Interests in the LLC upon request of a Member upon terms mutually agreeable to it and the Member if the purchase does not impair the capital or the operation of the LLC and is approved by Members holding a majority of the remaining Ownership Interests. The LLC is under no obligation to ever repurchase any Member's interest in the LLC, and there is no assurance that the LLC will ever repurchase any Member's interest in the LLC.

     Section  6.10  Rights  of  Members  to Receive Property Other Than Cash. No
                    --------------------------------------------------------
right is given to a Member to demand and receive property other than cash in return for his Capital Contributions.

     Section  6.11  Encumbrance  of  a  Member's  Interest.  Except as otherwise
                    --------------------------------------
provided  herein,  no  Member  may  encumber  in  interest  in  the  LLC.

     Section  6.12  Dissolution  or  Partition.  Except  as  provided in Section
                    --------------------------
7.1(c), no Member shall have the right to, and each Member hereby agrees that it shall not, seek to dissolve or cause the dissolution of the LLC or to seek to partition or otherwise cause a partition of the LLC Property, whether by court action or otherwise, it being agreed that such a dissolution (or attempted dissolution) or partition (or attempted partition) would cause a substantial hardship to the LLC and the remaining Members.

     Section  6.13  Right  to Purchase Other Property. Nothing contained in this
                    ---------------------------------
Agreement shall be deemed to restrict in any way the freedom of each Member to conduct any other business or any other activity whatsoever, including without limitation, the acquisition, ownership, development, construction, leasing, operation, management and sale of real property, without notice or accountability to the LLC or Members, without participation by the LLC or Members, and without liability to any of them, even if such business or activity competes with the LLC's business.

     Section  6.14  Meetings  of,  or  Actions  by, the Members. Meetings of the
                    -------------------------------------------
Members to vote upon any matters under this Agreement or any amendments, may be called at any time by any remaining Members, or by one or more Members who hold at least fifty percent (50%) of the then Ownership Interests by delivering written notice to the remaining Members, either in person or by first class mail that a meeting will be held not less than ten (10) days nor more than sixty (60) days after the mailing of the notice of the meeting. A detailed statement of the proposed action, including a verbatim statement of the wording of any resolution proposed for adoption by the Members and of any proposed amendment to this Agreement shall be included with the notice of a meeting. The meeting shall be held at the principal office of the LLC. All expenses of the meeting and notification shall be borne by the LLC. Only Members who are not in default shall be entitled to vote as Members.

     Members who hold a majority of the then Ownership Interests eligible to vote on any matter shall constitute a quorum for the transaction of that specific action at any meeting. Personal presence of the Members shall not be required; provided that an effective written consent to or rejection of such proposed action is submitted. Attendance and voting in-person by a Member at any meeting shall revoke any previously submitted written consents or rejections of the proposed action. Submission of a later written consent or rejection with respect to any action shall revoke an earlier one as to that action.

     Any matter on which the Members are authorized to take action, under this Agreement or under law, which may be taken by the Members without a meeting and shall be as valid and effective as an action taken by the Members at a meeting, if written consents to such action by the required number of Members are signed by all the Members entitled to vote upon such action at a meeting.

     Section  6.15  Election  and  Removal  of  Managing  Member.
                    --------------------------------------------

              6.15.1  Election  of  Managing  Member.  The Members may initially
                      ------------------------------
appoint or elect by majority vote of the Ownership Interests (excluding the Ownership Interests held by the Managing Member) a Managing Member to perform the duties set forth in Section 3.1. Such appointment shall continue until such Managing Member shall resign, shall be removed, or shall otherwise be unable to serve.

              6.15.2  Removal of Managing Member. During the term of this LLC, a
                      --------------------------
Managing Member may be removed for any reason by a vote of those Members who hold a majority of the then Ownership Interests (excluding the Ownership Interests held by the Managing Member).

              6.15.3  Status  of  Managing Member. A Managing Member must always
                      ---------------------------
be a Member in good standing. There shall be no requirement that the LLC shall have a Managing Member at any time. Such office shall be filled in the discretion of the Members.

              6.15.4  Resignation  of  Managing  Member.  A  Managing Member may
                      ---------------------------------
resign on thirty (30) days notice to the Members. A Managing Member who shall voluntarily or involuntarily be subject to Bankruptcy or who shall have defaulted as a Member for failure to pay a Deferred Capital Contribution under Section 2.5 shall be deemed to have resigned.

                      ARTICLE 7- DISSOLUTION AND WINDING UP

     Section  7.1  Dissolving  Events.  This  LLC  shall  be  dissolved upon the
                   ------------------
occurrence  of  any  one  of  the  following  events:

          (a) on the dissolution, termination, death or Bankruptcy of a Member unless Members holding fifty percent (50%) of the remaining Ownership Interests elect to continue the business within ninety (90) days after the occurrence of such event

          (b) on the voluntary sale, condemnation or foreclosure of all, substantially all of the LLC property; or

          (c) on the election to dissolve evidenced by the affirmative vote or written consent of all Members.

     Section 7.2  Liquidation and Final Distribution of Proceeds. On dissolution
                  ----------------------------------------------
for any reason whatsoever, the LLC shall thereafter engage in no further business other than that necessary to wind up the business and net profits or net losses during the winding-up period shall be allocated in the same ratio as net profits and net losses were allocated prior to dissolution. The Members shall direct the Managing Member to file any required statement of intent to dissolve. The proceeds from the liquidation of LLC assets shall be distributed in the following order:

          (a) the expenses of liquidation and the debts of the LLC shall be paid;

          (b) to the establishment of any reserves which the Members may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the LLC. Such reserves shall be paid to a trust to be held for the purpose of disbursing such reserves in payment of any such liabilities or obligations and, at the expiration of such period as the Members shall deem advisable, the trust balance remaining shall be distributed in the manner provided below by this Section 7.2;

          (c) to the Members in accordance with their positive Capital Account balances (after all allocations of gain or loss) in the manner provided in
     Section 4.3 within the later of: (i) the end of the taxable year in which the liquidation occurs; or (ii) ninety (90) days from the date of liquidation;

          (d) any remainder in accordance with the Members! Ownership Interest percentages.

Any shortages in any category (a), (b) or (c) above shall be allocated first based on the priority of claims and then ratably among claims and obligations of equal priority.

     Section  7.3  Time  of  Liquidation. A reasonable time shall be allowed for
                   ---------------------
the orderly liquidation of the LLC's assets and the discharge of liabilities to creditors so as to enable the Members to minimize the losses attendant upon a liquidation.

     Section  7.4  Liquidation Statement. Each of the Members shall be furnished
                   ---------------------
a statement prepared by a Member so directed, which shall set forth assets and liabilities of the LLC as of the date of complete liquidation. Upon the Members complying with the foregoing liquidation distribution plan, the Members shall cease to be members, and shall execute, acknowledge and cause to be filed any appropriate certificate of cancellation of the LLC.

                            ARTICLE 8 - MISCELLANEOUS

     Section 8.1  Voting and Approval. All voting and approvals by Members under
                  -------------------
this LLC Agreement shall be by Ownership Interest and Ownership Interest Percentage, and not by per capita vote of the Members. A "majority vote" shall mean a vote of more than fifty percent (50%) of the Ownership Interests entitled to vote and voting or approving any matter. Those Members who are in default shall not be allowed to vote on any matter and their Ownership Interests shall be excluded (from both numerator and denominator) in determining voting percentages. Likewise, the Ownership Interests of Members in certain other situations as specified in the LLC Agreement (such as Members requesting approval of a transfer of their Ownership Interest) shall be excluded in determining voting percentages.

     Section 8.2  Amendment of the Agreement. Except as otherwise stated in this
                  --------------------------
Agreement, the approval of the Members who hold at least fifty percent (50%) of the then Ownership Interests shall be required to amend this Agreement, it being hereby agreed, however, that no change in the amount of Capital Contributions may be made without the written consent of all Members.

     Section  8.3  Notices.  Any  and  all  written  communications  required or
                   -------
permitted by this Agreement or by law shall be in writing and shall be deemed served or given: (a) when personally delivered; or, (b) one business day following its deposit in the United States mail, postage prepaid, addressed to the Member(s) to be so served at the addresses set forth on the signature page. Any Member may change his forwarding address for notices by delivering written notice to the remaining Members of such change of address.

     Section  8.4  Binding  Arbitration.  All disputes and controversies between
                   --------------------
any of the Members relating to the subject matter of this Agreement shall be resolved by arbitration in Kansas City, Missouri before a proceeding administered by the American Arbitration Association and in accordance with the rules of the American Arbitration Association. In connection therewith, discovery shall be permitted pursuant to the provisions of the Missouri and Federal Rules of Civil Procedure. Any matter determined by arbitration as aforesaid shall be final and binding upon all of the parties thereto.

     Section  8.5  Tax  Controversies.  Should there be any controversy with the
                   ------------------
Service or any other taxing authority involving the LLC or an individual Member or Members, the outcome of which may adversely affect the LLC either directly or indirectly, the LLC may incur expenses it deems necessary and advisable in the interest of the LLC to oppose such proposed deficiency, including, but not limited to, attorneys' and accountants' fees. James Howard is hereby designated as the "Tax Matters Partner" pursuant to the requirements of Section 6231 (a)(7) of the Code and in such capacity shall represent the LLC in any disputes, controversies or proceedings with the Service. The Tax Matters Partner shall take such action to make the remaining Members "Notice Partners" under I.R.C. 6223. The Tax Matters Partner shall only take such action as is approved by holders of a majority of Ownership Interests.

     Section  8.6  Captions  and  Pronouns.  Any  titles or captions of sections
                   -----------------------
contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as required for the identification of the person or persons, firm or firms, corporation or corporations.

     Section  8.7  Binding  Effect.  Except  as  otherwise herein provided, this
                   ---------------
Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and all persons hereafter holding or having an interest in this LLC, whether as assignees or otherwise.

     Section  8.8  Entire  Agreement.  This  Agreement  contains  the  entire
                   -----------------
understanding between the parties respecting the within subject matter and supersedes any prior understanding and agreements between them with respect thereto. All representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto are fully expressed herein.

     Section 8.9  Choice of Law. This Agreement is made pursuant to and shall be
                  -------------
construed  in  accordance  with  the  laws  of  the  State  of  Missouri.

     Section  8.10  Severability.  If any term or provision of this Agreement or
                    ------------
the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be valid and enforced to the fullest extent permitted by law.

     Section 8.11  Rebates, Kickbacks and Reciprocal Arrangements. No Member nor
                   ----------------------------------------------
its Affiliates shall receive any rebates or kickbacks or participate in any reciprocal business arrangements that would circumvent any federal or state securities laws or participate in any reciprocal business arrangements that would circumvent the restrictions against dealing with affiliates or promoters or would lower the profits or increase the losses of the LLC.

     Section 8.12  Counterparts and Execution. This Agreement may be executed in
                   --------------------------
multiple counterparts, each of which shall be deemed an original Agreement, and all of which shall constitute one Agreement among each of the parties, notwithstanding that all of the parties are not signatories to the original or the same counterpart, to be effective as of the day and year first set forth above. This Agreement may also be executed by facsimile followed by overnight transmission of the original execution copy.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.


ADDRESSES:                         MEMBERS:

                                   eQuorumNet

                                   By /S/  James  Howard
                                   Name  James  Howard
                                   Title  Manager
STATE  OF  Missouri      )
                         )SS
COUNTY  OF  Jackson      )

              On this 23rd day of August, 1999, before me appeared James Howard to me personally known who being by me duly sworn, did say that he is the manager of eQuorumNet, a Nevada corporation, and the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its board of directors, and said James Howard acknowledged said instrument to be the free act and deed of said corporation.

              IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year last written above.


                                                 S/  J. D. O'Neal II
                                                      Notary  Public






My  Commission  Expires:  08/08/02

                                   EXHIBIT "A"



                                  LLC Property


NONE

                                   EXHIBIT "B"


                              Capital Contributions


           Member          Capital Contribution          Ownership Interest
           ======          ====================          ==================
           eQuorumNet           $4,133.00                       100%